Exhibit 15.18

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements on Form S‑8 (No. 333-238142, No. 333-227816, No. 333‑282163) of Lithium Argentina AG of our report dated March 23, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting of
Lithium Argentina AG (formerly Lithium Americas (Argentina) Corp.), which appears in this Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada March 23, 2026